Exhibit 10.12

CONSULTING AGREEMENT

To:	NEW ENERGY FUND LP
7th Floor
527 Madison Ave
NY, NY 10022

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions set out in Sections 1 through 8 attached, the Global Green Solutions Inc. (herein called the “Company”) hereby offers and the Consultant hereby accepts engagement with the Company upon the terms and conditions set forth herein:

Position:	Consultant to the Company to advise the Company on technologies, competing technologies, industry trends and commercial
applications of the Company’s technologies including green steam and vertigro on an as needed basis.

Term of Agreement:	This Agreement shall be for a term of 36 months.

Compensation:	As consideration for the services of the Consultant hereunder, the
Company shall pay the Consultant an incentive stock option to purchase 300,000 shares from the Company under its incentive stock option plan at a price of US$1.00 per share. The options shall vest quarterly commencing on the date hereof with the first portion being exercisable at any time 30 days after the date of grant.

Executed and delivered by and behalf of the Company at Vancouver, British Columbia, effective ____ day of January, 2007.

GLOBAL GREEN SOLUTIONS INC.

Per: J. DOUGLAS FRATER

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Accepted, and signed, sealed and delivered by the Consultant at New York, New York, effective 17th day of January, 2007.

MARK COX

NEW ENERGY FUND LP